                                                                 Exhibit 99.7(b)

                          AMENDMENT TO CUSTODY CONTRACT

     Amendment dated August 16, 1999, to the custody contract, dated March 1, 1996, as amended, by and between State Street Bank and Trust Company (the "Custodian") and PaineWebber Master Series, Inc., on behalf of each Portfolio/Series listed on Attachment I hereto (each a "Fund") (the "Custody Contract").

     WHEREAS the Custodian serves as the custodian of each Fund's assets pursuant to the Custody Contract:

     WHEREAS the Funds may appoint one or more banks identified on Schedule A to this Amendment, as amended from time to time, to serve as additional custodians for the Funds (each, a "Repo Custodian") for the purpose of the Funds' engaging in tri-party repurchase agreement transactions ("Tri-Party Repos");

     WHEREAS the Funds may direct the Custodian to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Custodian for the Funds pursuant to the Custody Contract for purposes of engaging in Tri-Party Repos; and

     WHEREAS the Custodian and the Funds desire to amend the Custody Contract to permit the Custodian to make "free delivery" of cash and other assets of the Funds to Repo Custodians from time to time;

     NOW THEREFORE, the Custodian and the Fund hereby agree to amend the Custody Contract by adding the following provisions thereto:

     1. Notwithstanding anything to the contrary in the Custody Contract, upon receipt of Proper Instructions (as defined in the Custody Contract), the Custodian shall deliver cash and/or other assets of the Funds to any account maintained for the Funds by a Repo Custodian listed on Schedule A, which delivery may be made without contemporaneous receipt by the Custodian of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligation to the Funds as a custodian of the Funds with respect to the cash or assets so delivered. In preparing reports of monies received or paid out of the Fund or of assets comprising the Fund, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian's reports until such assets are received by the Custodian.

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     2.  The Funds may amend Schedule A from time to time to add or delete a
Repo Custodian for the Funds by delivering Special Instructions (as defined herein) to the Custodian. The term Special Instructions shall mean written instructions executed by at least two officers of the Funds holding the office of Vice President or higher. In all other respects, each Custody Contract shall remain in full force and effect and the Custodian and the Funds shall perform their respective obligations in accordance with the terms thereof.

     EXECUTED to be effective as of the date set forth above.

                                       PAINEWEBBER MASTER SERIES, INC.
                                       On Behalf of Funds Listed on
                                       Attachment I

                                       By: /s/ Keith A. Weller
                                          ---------------------------------
                                       Name: Keith A. Weller
                                       Title: Vice President and Assistant
                                              Secretary


                                       STATE STREET BANK AND TRUST COMPANY

                                       By: /s/ Ronald E. Logue
                                          ---------------------------------
                                       Name: Ronald E. Logue
                                       Title: Vice Chairman




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

                                  ATTACHMENT I

                            Dated: August 16, 1999

                                       to

                Amendment dated August 16, 1999, to Custody Contract
                             Of March 1, 1996, between
                     State Street Bank and Trust Company and
                           PaineWebber Master Series, Inc.

PORTFOLIO SERIES                              DATE OF CUSTODY
----------------                              ---------------
PaineWebber Money Market Fund                     03/01/96
PaineWebber Balanced Fund                         03/01/96
















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

                                  SCHEDULE A

                            Dated: August 16, 1999

                                      to

               Amendment dated August 16, 1999, to Custody Contract
                            Of March 1, 1996, between
                     State Street Bank and Trust Company and
                          PaineWebber Master Series, Inc.
                     On Behalf of Funds Listed on Attachment I


TRI-PARTY REPO CUSTODIAN BANKS
------------------------------

The Bank of New York
Chase Manhattan Bank












Authorized Signatures:

By: /s/ Keith A. Weller                By: Dianne E. O'Donnell
   -------------------------------        ---------------------------------
Title: Keith A. Weller                 Title: Dianne E. O'Donnell
       Vice President and                     Secretary and Vice President
       Assistant Secretary

Date: as of 8/16/99                    Date: as of 8/16/99








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